UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2020

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

931 Village Boulevard, Suite 905, West Palm Beach, Florida	33409
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 4, 2020, Rennova Health, Inc. (the “Company”) filed a Certificate of Designation with the Secretary of State of the State of Delaware to authorize the issuance of up to 250,000 shares of Series L Convertible Preferred Stock (the “Preferred Stock”). The following is a summary of certain terms of the Preferred Stock.

General. The Company’s Board of Directors has designated 250,000 shares of the 5,000,000 authorized shares of preferred stock as the Preferred Stock. Each share of the Preferred Stock has a stated value of $1.00.

Voting Rights. Each holder of the Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Company’s common stock. With respect to a vote of stockholders to approve a reverse stock split of the Company’s common stock, no later than November 30, 2020 only, each share of the Preferred Stock shall be entitled to the whole number of votes equal to 40,000 shares of common stock. With respect to all other matters, and from and after December 1, 2020, each share of the Preferred Stock shall be entitled to the whole number of votes equal to the number of shares of common stock into which it is then convertible. The Preferred Stock shall vote with the common stock as if they were a single class of securities.

Dividends. Except for stock dividends, holders of the Preferred Stock shall not be entitled to receive dividends on shares of the Preferred Stock.

Rank. The Preferred Stock ranks with respect to dividends or a liquidation, (i) on parity with the common stock and the Company’s Series H Convertible Preferred Stock, (ii) senior to the Company’s Series F Convertible Preferred Stock, and (iii) junior to the Company’s Series I-1 Convertible Preferred Stock and the Company’s Series 1-2 Convertible Preferred Stock and any other class or series of preferred stock of the Company afterwards created and ranking by its terms senior to the Preferred Stock.

Conversion. Each share of the Preferred Stock is convertible into shares of the Company’s common stock from and after December 1, 2020 at the option of the holder, into that number of shares of common stock determined by dividing the stated value of such share of Preferred Stock by the conversion price. The conversion price is equal to the average closing price of the common stock on the 10 trading days immediately prior to the conversion date.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock shall be entitled to receive an amount equal to the stated value of the Preferred Stock and any other fees or liquidated damages then due and owing thereon for each share of the Preferred Stock before any distribution or payment shall be made on any junior securities.

Redemption. At any time the Company shall have the right to redeem all, or any part, of the Preferred Stock then outstanding. The Preferred Stock subject to redemption shall be redeemed by the Company in cash in an amount equal to the stated value of the shares of the Preferred Stock being redeemed.

The foregoing description of the Preferred Stock does not purport to be complete and is qualified by reference to the Certificate of Designation of the Preferred Stock, a copy of which is filed as Exhibit 3.22 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
3.22	Certificate of Designation for Series L Convertible Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2020	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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